Exhibit 10.7

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is between SunOpta Inc. (such entity together with all past, present, and future parents, divisions, operating companies, subsidiaries, and affiliates are referred to collectively herein as "Company") and Bryan Clark ("Employee").

1. EMPLOYMENT

This Agreement commences June 1, 2022 ("Effective Date") and shall continue in effect until terminated by (a) Employee upon two month's written notice to Company, or (b) Company immediately upon written notice to Employee. Employment during the course of the Agreement shall be on an "at-will" basis, meaning that either party has the right to terminate the agreement for any reason, or for no reason, as stated herein. The Company also has the right to terminate the Agreement immediately for Cause (as defined in Section 7 below).

2. TITLE AND EXCLUSIVE SERVICES

(a) Title and Duties. Employee's title is Senior Vice-President of R&D and Quality Assurance, and Employee will perform job duties that are usual and customary for this position.

(b) Exclusive Services. Employee shall not be employed or render services elsewhere during the employment period; provided, however, that Employee may participate in professional, civic or charitable organizations so long as such participation is unpaid and does not interfere with the performance of Employee's duties or conflict with Employee's obligations hereunder.

3. COMPENSATION AND BENEFITS

(a) Base Salary. Employee shall be paid an annualized salary of Three Hundred Five Thousand Dollars ($305,000.00) ("Base Salary"). The Base Salary shall be payable in accordance with the Company's regular payroll practices and pursuant to Company policy, which may be amended from time to time. Employee's performance and Base Salary will be reviewed from time to time and Company may adjust Employee's annual Base Salary in accordance with reasonable practices and Company policy.

(b) Short Term Incentive. Eligibility for the annual Short Term Incentive is based upon a fifty percent (50%) target of Employee's Base Salary and is pursuant to the terms of the Short Term Incentive Plan Document. Target percentages and plan terms are subject to change at the sole discretion of Company and its Board of Directors and are not a guarantee of compensation. For the 2022 Short Term Incentive Plan year, Employee will be eligible for a prorated award calculated from the Effective Date based upon the target percentage noted above. Prior to the Effective Date, any calculation of 2022 Short Term Incentive, if any is awarded, will be based upon Employee's target percentage applicable to his prior role with the Company.

(c) Long Term Incentive. Employee is eligible for participation in the Long Term Incentive Plan at a target of fifty percent (50%) target pursuant to the terms of the Long Term Incentive Plan Document. For the 2022 Long Term Incentive Plan year, Employee will be eligible for a prorated award calculated from the Effective Date based upon the target percentage noted above. Target percentages and plan terms are subject to change at the sole discretion of Company and its Board of Directors and are not a guarantee of compensation.

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(d) Employment Benefit Plans. Employee may participate in all employee welfare benefit plans in which other similarly situated employees may participate, according to the terms of applicable policies and as stated in the Employee Benefits Guide.

(e) Vacation. Employee is eligible for Paid Time Off in accordance with Company policy.

(f) Expenses. Company will reimburse Employee for business expenses consistent with past practices and pursuant to Company policy.

(g) Withholdings and Deductions. Company will deduct or withhold from any payment made or benefit provided hereunder, including without limitation compensation specified in this Section 3, all federal, state and local taxes and other withholdings the Company is required or authorized by law to deduct or withhold therefrom or otherwise collect in connection with the wages and benefits provided in connection with the Employee's employment with the Company.

4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

(a) Company has provided and will continue to provide to Employee confidential information and trade secrets including but not limited to Company's marketing plans, growth strategies, target lists, performance goals, operational and programming strategies, specialized training expertise, employee development, engineering information, sales information, client and customer lists, business and employment contracts, representation agreements, pricing and ratings information, production and cost data, compensation and fee information, strategic business plans, budgets, financial statements, technological initiatives, proprietary research or software purchased or developed by Company, content distribution, and other information Company treats as confidential or proprietary (collectively the "Confidential Information"). Employee acknowledges that such Confidential Information is proprietary and agrees not to disclose it to anyone outside Company except to the extent that: (i) it is necessary in connection with performing Employee's duties; or (ii) Employee is required by court order to disclose the Confidential Information, provided that Employee shall promptly inform Company, shall cooperate with Company to obtain a protective order or otherwise restrict disclosure, and shall only disclose Confidential Information to the minimum extent necessary to comply with the court order. Employee agrees to never use trade secrets in competing, directly or indirectly, with Company. When employment ends, Employee will immediately return all Confidential Information to Company.

(b) The terms of this Section 4 shall survive the expiration or termination of this Agreement for any reason.

5. NON-COMPETITION AND NON-SOLICITATION

(a) Employee will not at any time within the period of twelve (12) months following the earlier of the expiration of this Agreement or any termination of employment hereunder (i) either individually, in partnership, jointly or in conjunction with any person or persons as an employee, principal, agent, consultant, shareholder (except as a shareholder holding not more than five (5) percent of the outstanding shares from time to time from any class of shares of a publicly traded corporation) or in any other manner whatsoever carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts of or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons engaged in or concerned with or interested in, any business with the same or substantially similar products or services to or competitive with the business of the Company, carried on during the course of your employment hereunder in the United States or Canada at the time of the termination of your employment hereunder; (ii) either directly or indirectly, by any means or in any capacity, approach, solicit or contact in the course of being engaged in a business competitive with the Company's products or services any person solicited, serviced or contacted by you on behalf of the Company during your employment; and (iii) either directly or indirectly, by any means or in any capacity, interfere with the employment arrangements between the Company or any of its employees and will not in any way solicit, recruit, assist others in recruiting or hiring, or discuss employment or similar arrangements with any employees of the Company.

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(b) If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and each covenant or provision is declared to be separate and distinct covenants. Employee hereby agrees all restrictions contained in this section are reasonable and valid and all defenses to the strict enforcement thereof by the Company are hereby waived. Employee further agrees that the covenants in this section shall not terminate upon the termination of employment hereunder and acknowledge that a violation of any of the provisions of this section will result in immediate and irreparable damage to the Company and agree that in the event of such violation, the Company, in addition to any other right of relief, shall be entitled to seek equitable relief by way of a temporary or permanent injunction and to such other relief that any court of competent jurisdiction may deem just and proper. If Employee is in breach of any such restrictions, the running of the period of such restrictions shall be stayed and shall recommence upon the date Employee ceases to be in breach thereof, whether voluntarily or by injunction.

(c) The terms of this Section 5 shall survive the expiration or termination of this Agreement for any reason.

6. OWNERSHIP OF MATERIALS

(a) Ownership and Assignment. Employee agrees that all inventions, improvements, discoveries, designs, technology, and works of authorship (including but not limited to computer software) made, created, conceived, or reduced to practice by Employee, whether alone or in cooperation with others, during Employee's employment with Company (including any period of such employment before this Agreement), together with all patent, trademark, copyright, trade secret, and other intellectual property rights related to any of the foregoing throughout the world, are among other things works made for hire (the "Works") and at all times are owned exclusively by Company, and in any event, Employee hereby assigns all ownership in such rights to Company. Employee understands that the Works may be modified or altered and expressly waives any rights of attribution or integrity or other rights in the nature of moral right (droit morale) for all uses of the Works. Employee agrees to provide written notification to Company of any Works covered by this Agreement, execute any documents, testify in any legal proceedings, and do all things necessary or desirable to secure Company's rights to the foregoing, including without limitation executing inventors' declarations and assignment forms, even if no longer employed by Company. Employee agrees that Employee shall have no right to reproduce, distribute copies of, perform publicly, display publicly, or prepare derivative works based upon the Works. Employee hereby irrevocably designates and appoints the Company as Employee's agent and attorney-in-fact, to act for and on Employee's behalf regarding obtaining and enforcing any intellectual property rights that were created by Employee during employment with Company and related to the performance of Employee's job. Employee agrees not to incorporate any intellectual property created by Employee prior to Employee's employment with Company, or created by any third party, into any Company work product. The assignment of Works under this Section 6 does not apply to an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which invention was developed entirely on Employee's own time, so long as the invention does not: (i) relate directly to the business of the Company; (ii) relate to the Company's actual or demonstrably anticipated research or development, or (iii) result from any work performed by Employee for Company.

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(b) Third Party Information. Employee shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Employee hereby indemnifies, holds harmless and agrees to defend Company and its officers, directors, partners, employees, agents and representatives from any breach of the foregoing covenant. Employee shall comply with all relevant policies and guidelines of Company in effect from time to time at the discretion of the Company, including regarding the protection of confidential information and intellectual property and potential conflicts of interest.

7. TERMINATION.

In the event Employee is terminated without Cause, the Company Severance Pay Plan will apply. "Cause" shall mean (i) Employee's failure to perform materially his duties with respect to Company or its affiliates, (ii) the commission of an act that constitutes a felony under the laws of the United States or any individual State or under the laws of a foreign country, (iii) the commission of an act of fraud, embezzlement, sexual harassment, dishonesty, theft, or an intentional act or an act of moral turpitude that results in a material loss, damage or injury to the Company; (iv) any act or omission by Employee that is the result of misconduct, gross negligence or any other conduct or behavior that is, or may reasonably be expected to be, materially detrimental to the financial condition, business or reputation of Company or its affiliates, or (v) any material breach or violation by Employee of Company's code of ethics and business conduct or such other material policies as may be adopted by Company from time to time. Notwithstanding the foregoing provisions of this Section 7, Company will not be obligated to make any payments to Employee as part of the Company Severance Pay Plan unless: Employee has signed a release of claims in favor of Company and its affiliates and related entities, and their directors, officers, insurers, employees and agents, in a form prescribed by Company; all applicable rescission periods provided by law for releases of claims shall have expired and Employee shall have signed and not rescinded the release of claims; and Employee is in strict compliance with the terms of this Agreement and any other agreements with Company as of the dates of such payments.

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8. NON-DISPARAGEMENT

During and at any time after Employee's employment with Company, Employee shall not, directly or indirectly, make any disparaging or negative comments or criticisms (whether of a professional or personal nature) regarding Company or Employee's relationship with Company or the termination of such relationship.

9. CONFLICTS OF INTEREST

Employee acknowledges familiarity with Company policies on conflicts of interest and warrants that Employee will fully comply with such policies. Employee shall certify compliance with the conflicts of interest policy from time to time as requested by the Company. Employee shall notify Company immediately in writing if there is any attempt to induce Employee to violate the conflicts of interest policy.

10. INDEMNIFICATION

Company shall defend and indemnify Employee for acts committed in the course and scope of employment. Employee shall indemnify Company for claims of any type concerning Employee's conduct outside the scope of employment, or the breach by Employee of this Agreement.

11. DISPUTE RESOLUTION

(a) Arbitration. This Agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce. This Agreement applies to any dispute arising out of or related to Employee's employment with Company or termination of employment. Nothing contained in this Agreement shall be construed to prevent or excuse Employee from using the Company's existing internal procedures for resolution of complaints, and this Agreement is not intended to be a substitute for the use of such procedures. Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law, and therefore this Agreement requires all such disputes to be resolved only by an arbitrator through a final and binding individual arbitration proceeding and not by way of court or jury trial or class action. Such disputes include without limitation disputes arising out of or relating to interpretation or application of this Agreement, including the enforceability, revocability or validity of this Agreement or any portion of this Agreement. This Agreement also applies, without limitation, to disputes regarding the employment relationship, trade secrets, unfair competition, compensation, breaks and rest periods, termination, or harassment and claims arising under the Uniform Trade Secrets Act, Civil Rights Act of 1964, Americans With Disabilities Act, Age Discrimination in Employment Act, Family Medical Leave Act, Fair Labor Standards Act, Employee Retirement Income Security Act, and state statutes, if any, addressing the same or similar subject matters, and all other state statutory and common law claims (excluding workers compensation, state disability insurance and unemployment insurance claims). Claims may be brought before an administrative agency but only to the extent applicable law permits access to such an agency notwithstanding the existence of an agreement to arbitrate. Such administrative claims include without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp). Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative claim before any agency in order to fulfill the party's obligation to exhaust administrative remedies before making a claim in arbitration. Disputes that may not be subject to pre-dispute arbitration agreement as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203) are excluded from the coverage of this Agreement.

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(b) Injunctive Relief. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief.

(c) This Section 11 is the full and complete agreement relating to the formal resolution of employment-related disputes. In the event any portion of this Section 11 is deemed unenforceable, the remainder of this Agreement will be enforceable.

(d) This Section 11 shall survive the expiration or termination of this Agreement for any reason.

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12. MISCELLANEOUS

(a) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements or understandings between the parties. No modification shall be valid unless in writing and signed by the parties, relating to the subject matter of this Agreement, unless otherwise noted herein. If any provision of this Agreement shall, for any reason, be held unenforceable, such unenforceability shall not affect the remaining provisions hereof, except as specifically noted in this Agreement, or the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

(b) Reasonable Restrictions; Severability. Company and Employee agree that the restrictions contained in Sections 4, 5 and 6, are material terms of this Agreement, reasonable in scope and duration and are necessary to protect Company's Confidential Information, goodwill, specialized training expertise, and legitimate business interests. If any restrictive covenant is held to be unenforceable because of the scope, duration or geographic area, the parties agree that the court or arbitrator may reduce the scope, duration, or geographic area, and in its reduced form, such provision shall be enforceable. Should Employee violate the provisions of Sections 4, 5 or 6, then in addition to all other remedies available to Company, the duration of these covenants shall be extended for the period of time when Employee began such violation until Employee permanently ceases such violation. Employee agrees that no bond will be required if an injunction is sought to enforce any of the covenants previously set forth herein.

(c) Headings. The headings in this Agreement are inserted for convenience of reference only and shall not control the meaning of any provision hereof.

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(d) Governing Law and Jurisdiction. This Agreement shall be governed in all respects by the internal laws of the State of Minnesota without regard to conflict of law provisions. Each of the Employee and the Company hereby consents to the personal jurisdiction of the state and federal courts located in Hennepin County, Minnesota for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. Any arbitration proceeding arising from or relating to this Agreement shall take place in Hennepin County, Minnesota.

Upon full execution by all parties, this Agreement shall be effective on the Effective Date in Section 1.

EMPLOYEE:

/s/ Bryan Clark	Date: 5/26/2022
Bryan Clark

COMPANY:

/s/ Jill Barnett	Date: 5/25/2022
Jill Barnett
Chief Administrative Officer

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